EXHIBIT 3.9

MINUTES OF ORGANIZATION MEETING
OF BOARD OF DIRECTORS

     The organization meeting of the Board of Directors of Mike Brayton Seeds, Inc., an Iowa corporation organized under the Iowa Business Corporation Act, was held at the offices of the Company in the City of Ames, Story County, Iowa, on the 30th day of June, 1964, at 2:30 o’clock P. M., all Directors being present; namely, E. L. Brayton and John H. Brayton.

     Upon motion duly made, seconded and unanimously carried, E. L. Brayton was chosen Chairman of the meeting and John H. Brayton was chosen Secretary of the meeting.

     Thereupon the Secretary of the meeting presented a set of By-Laws prepared by counsel for the Corporation which was read, and upon motion made, seconded and unanimously carried the following resolution was adopted:

     RESOLVED that the following By-Laws be and they are hereby adopted as the By-Laws of this Corporation:

BY-LAWS

ARTICLE I

SHAREHOLDERS MEETINGS

     1.     ANNUAL MEETING. The annual meeting of the shareholders shall be held on the last Monday in June in each year beginning with the year 1965 at the hour of 10:00 o’clock A. M. for the purpose of electing Directors and for the transaction of such other business as may come before the meeting, said meeting to be held at the registered office of this Corporation.

     2.     SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called by the President or by any officer for any time or place.

     3.     NOTICE OF SPECIAL MEETING. Notice of meeting written or printed and stating the place, day and hour of any special meeting shall be delivered not less than ten days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at such meeting. The giving of such notice may be waived by the shareholders.

     4.     INFORMAL ACTION. Any action required to be taken at a meeting of the shareholders or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent, in writing, setting forths the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

     5.     MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

ARTICLE II

BOARD OF DIRECTORS

     1.     GENERAL POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors.

     2.     NUMBER OF DIRECTORS. The number of Directors of the Corporation shall be not less than two or more than five. Each Director shall bold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified. Directors need not be shareholders of the Corporation.

     3.     REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders.

     4.     SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place for holding such meeting.

     5.     NOTICE. Notice of any special meeting of the Board of Directors shall be given at least two days prior thereto by written notice delivered personally or mailed to each Director. Any Director may waive notice of any meeting and the attendance of a Director at a meeting shall constitute a waiver of notice thereof.

     6.     VACANCIES. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors.

     7.     INFORMAL ACTION. Any action required to be taken at a meeting of the Directors or any other action which may be taken at a meeting of the Directors may be taken without a meeting if a consent, in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote in respect to the subject matter thereof.

ARTICLE III

OFFICERS

     1.     NUMBER OF OFFICERS. The officers of the Corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person.

     2.     ELECTION AND TERM OF OFFICE. The officers of the Corporation to be elected by the Board of Directors shall be elected annually at the first meeting of the Board of Directors held after the annual meeting of the shareholders. Each officer shall hold office until his successor shall have been duly elected and shall have qualified.

     3.     VACANCIES. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

     4.     POWERS. The officers shall in general perform all duties incident to their offices and such duties ordinarily associated therewith, plus such other duties as may be prescribed by the Board of Directors from time to time.

ARTICLE IV

BUSINESS YEAR

     The business year shall begin on the first day of July and end on the Thirtieth day of June in each year.

ARTICLE V.

CONFLICTING INTEREST

     No contract or other act of the Corporation shall be invalid by reason of the fact that any officer or Director of the Corporation may have a conflicting interest to the interest of the Corporation therein and no officer or Director of this Corporation shall be disqualified by reason of any such conflicting financial interest.

ARTICLE VI

AMENDMENTS

     These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

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     As the next order of business the Chairman called for the nomination of officers; the following persons were nominated for the officers of the Corporation to serve for the term provided by the By-Laws: President and Treasurer, E. L. Brayton, and Vice-President and Secretary, John H. Brayton.

     There being no further nominations, nominations were closed and Directors proceeded to vote on the nominees. All Directors present having voted and the vote having been counted, the Chairman announced that the aforesaid nominees had been elected to the offices set before their respective names by the affirmative vote of all Directors of the Corporation to serve for the terms provided in the By-Laws.

     Upon motion duly made, seconded and unanimously carried, the following resolution was adopted;

     WHEREAS, this corporation has a need for operating capital in the sum of $20,000. 00; and

     WHEREAS, the following persons are concurrently herewith making cash contributions to the capital of this corporation in the sums set opposite their names:

E. L. Brayton	$10,200.00
John H. Brayton	$9,800.00

     NOW; THEREFORE. BE IT RESOLVED that the officers of this corporation be and they are hereby authorized and directed to issue shares of the capital stock of this corporation, having a par value of $100. 00 per share, to the following persons in the number of shares set opposite their names:

E. L. Brayton	102 Shares
John H. Brayton	98 Shares

     Upon motion duly made, seconded and unanimously carried, the following resolution was adopted;

     WHEREAS, it is the purpose of Mike Brayton Seeds, Inc. to take over and continue the business heretofore conducted by the limited partnership of Mike Brayton Seeds; and

     WHEREAS, such purpose can be most effectively accomplished by this corporation if it purchases the accounts receivable, the inventory, and the depreciable assets of said limited partnership and assume liability for accounts payable by said limited partnership; and

     WHEREAS, said limited partnership as of the close of business on June 30, 1964, owned accounts receivable in the sum of $ 6, 394. 98; owned inventory having a cost value of $926. 00; owned depreciable assets having a depreciated or book value of $3, 989.26; and was liable for accounts payable in the sum of $6,188.82.

     NOW, THEREFORE, BE IT RESOLVED that the officers of this corporation be and they are hereby authorized and directed to purchase for this corporation from the limited partnership of Mike Brayton Seeds (1) accounts receivable, (2) inventory, and (3) depreciable assets having an aggregate value of $11, 310.24, and by way of consideration therefor to assume on behalf of this corporation liability for all accounts payable of said limited partnership in the sum of $6,188. 82 and to pay cash to said limited partnership in the sum of $5,121. 42 all on June 30, 1964.

     Upon motion duly made, seconded and unanimously carried the following resolution was adopted:

     BE IT RESOLVED that Ames Trust and Savings Bank, Ames, Iowa, be and it is hereby designated a depositary of this corporation and that funds so deposited may be withdrawn upon a check, draft, note or order of the corporation.

     BE IT FURTHER RESOLVED that all checks, drafts, notes or orders drawn against said account be signed and countersigned by any one of the following: (1) E. L. Brayton, President and Treasurer, or (2) John H. Brayton, Vice-President and Secretary, whose signatures shall be duly certified to said bank, and that no checks, drafts, notes or orders drawn against said Bank shall be valid unless so signed.

     BE IT FURTHER RESOLVED that said Bank is hereby authorized and directed to honor and pay any checks, drafts, notes or orders so drawn whether such checks, drafts, notes or orders be payable to the order of any such person signing and/ or countersigning said checks, drafts, notes or orders, or any of such persons in their individual capacities or not, and whether such checks, drafts, notes or orders are deposited to the individual credit of the person so signing and/ or countersigning said checks, drafts, notes or orders, or to the individual credit of any of the other officers or not. This resolution shall continue in force and said Bank may consider the facts concerning the holders of said offices, respectively, and their signatures to be and continue as set forth in the certificate of the Secretary accompanying a copy of this resolution when delivered to said Bank or in any similar subsequent certificate, until written notice to the contrary is duly served on said Bank.

     There being no further business to come before the meeting, on motion duly made, seconded and unanimously carried, the meeting adjourned.

/s/ E. L. BRAYTON

President, Treasurer and Director

/s/ JOHN H. BRAYTON

Vice-President, Secretary and Director

[STAMP]

[STAMP]

ARTICLES OF AMENDMENT

MIKE BRAYTON SEEDS, INC.

TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:

     Pursuant to the provisions of the Iowa Business Corporation Act and particularly Section 496A.58, Code of Iowa (1985), the undersigned corporation hereby files the following Articles of Amendment to its Articles of Incorporation:

     I.     ISSUANCE OF SHARES. Article III of the Articles of Incorporation which states “The aggregate number of shares which the corporation shall have authority to issue is 1500 shares having a par value of $100.00 each.”, is hereby deleted. Article III of the Articles of Incorporation shall hereafter state as follows:

ARTICLE III

[Stamp]

There shall be two authorized classes of capital stock in the corporation, to-wit; Class A common and Class B common.

(a) The aggregate number of shares of Class A common stock authorized to be issued is 1500 shares having a par value of $100.00 each. The holders of Class A common stock shall be entitled to all the usual rights, preferences and privileges attendant to common stock ownership as granted by these Articles of Incorporation and the State of Iowa, including voting rights.

(b) The aggregate number of shares of Class B common stock authorized to be issued is 500 shares having a par value of $100.00 each. The holders of Class B common stock shall not be entitled to any voting rights. Class B common stockholders shall, nonetheless, be entitled to all other rights, preferences and privileges attendant to common stock ownership under the laws of the State of Iowa on an equal basis with holders of Class A common stock.

     II.     VOTE OF SHARES. There are 608 shares of stock outstanding of the corporation, the owners of which are entitled to vote on the articles of amendment. The owners of all shares of stock outstanding voted in favor of the foregoing articles of amendment.

     III.     EFFECTIVE DATE. The effective date of the articles of amendment shall be the date on which the secretary of state issues the certificate of amendment.

BOOK	34	PAGE	155

Dated at Ames, Iowa, on the 29 day of June, 1987.

MIKE BRAYTON SEEDS, INC.

BY:	/s/ DAVID H. SMITH

DAVID H. SMITH, President

BY:	/s/ LESLIE M. NORTH

LESLIE M. NORTH, Secretary

STATE OF IOWA, STORY COUNTY, SS:

     I, David H. Smith, being first duly sworn on oath, depose and state that I am the President of Mike Brayton Seeds, Inc., and that I executed the foregoing articles of amendment to the articles of incorporation as the president of the corporation and the statements contained therein are true.

/s/ DAVID H. SMITH

DAVID H. SMITH

     Subscribed and sworn to before the undersigned by the said David H. Smith this 29 day of June, 1987.

[Stamp]

/s/ DAVID W. BENSON

Notary Public, State of Iowa

BOOK	34	PAGE	156

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